Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of our report dated March 7, 2018, relating to the consolidated financial statements of Catasys, Inc. and Subsidiaries as of December 31, 2017 and 2016, and for each of the two years in the period ended December 31, 2017 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Rose, Snyder & Jacobs LLP

Encino, California

January 2, 2019

15821 VENTURA BOULEVARD , SUITE 490 , ENCINO , CALIFORNIA 91436

PHONE: (818) 461-0600 • FAX: (818) 461-0610